Exhibit 99.16(a)

MFS VARIABLE INSURANCE TRUST II

POWER OF ATTORNEY

The undersigned, Trustees of MFS Variable Insurance Trust II (the “Registrant”), hereby severally constitute and appoint Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Thomas H. Connors, Brian E. Langenfeld, and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of MFS Research International Series, a series of MFS Variable Insurance Trust, to MFS Research International Portfolio, a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of MFS Research International Series and the issuance to MFS Research International Series of shares of beneficial interest in MFS Research International Portfolio (the “Reorganization”) and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 2nd day of December, 2014.

STEVEN E. BULLER                 Trustee

Steven E. Buller

ROBERT E. BUTLER                 Trustee

Robert E. Butler

MAUREEN R. GOLDFARB      Trustee

Maureen R. Goldfarb

DAVID J. GUNNING	Trustee
David H. Gunning

WILLIAM R. GUTOW	Trustee
William R. Gutow

MICHAEL HEGARTY	Trustee
Michael Hegarty

JOHN P. KAVANAUGH	Trustee
John P. Kavanaugh

ROBERT J. MANNING	Trustee
Robert J. Manning

MARYANNE L. ROEPKE	Trustee
Maryanne L. Roepke

ROBIN A. STELMACH	Trustee
Robin A. Stelmach

LAURIE J. THOMSEN	Trustee
Laurie J. Thomsen

ROBERT W. UEK	Trustee
Robert W. Uek